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                                                                    EXHIBIT 10.3


                             HOGAN OPTION AGREEMENT


          THIS OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of July 23, 1999 ("EFFECTIVE DATE") by and among infoUSA Inc., a Delaware corporation ("PURCHASER") and First Data Corporation, a Delaware corporation ("SELLER").


                                    RECITALS

          Purchaser and Seller have entered into an Agreement and Plan of Reorganization dated as of May 28, 1999, (the "REORGANIZATION AGREEMENT"), and pursuant to Section 7.3 of the Reorganization Agreement, Purchaser and Seller are entering into this Agreement.

          Seller currently owns, beneficially and of record, all shares of Hogan Information Services Co. (the "COMPANY") outstanding on the date hereof and there are no securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

          Seller desires to grant Purchaser (or, at the option of Purchaser, an Affiliate of Purchaser) an option to acquire the Company (the "SALE"), on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the parties agree as follows:

          1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Reorganization Agreement.

               "ANTITRUST LAWS" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "EXERCISE NOTICE" shall have the meaning attributed to it in
Section 2(b).

               "OPTION" shall have the meaning attributed to it in Section 2(a).

               "OPTION EXERCISE DATE" means the date Purchaser gives the Exercise Notice to Seller.


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               "OPTION PERIOD" means the period beginning on the Effective Date and ending at 23:59 pm on the date falling nine (9) months after the Effective Time.

               "SALE AGREEMENT" shall have the meaning attributed to it in
Section 3.


          2.   Option to Purchase Shares.

               (a) Option. Seller hereby grants to Purchaser an exclusive and irrevocable right, at any time during the Option Period, to acquire the Company upon the terms and subject to the conditions set forth herein (the "Option").


               (b) Exercise of Option. Purchaser may exercise the Option by providing to Seller a written notice (an "EXERCISE NOTICE") specifying that it wishes to exercise the Option at any time during the Option Period.

               (c) Termination of the Option. The Option shall terminate if not previously exercised at the expiration of the Option Period provided, however, that if Purchaser has provided an Exercise Notice to Seller prior to the expiration of the Option Period, but the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the purchase of the Shares under the Antitrust Laws shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, provided, further that in any event, the Option shall not be exercisable after the date that is one year following the Effective Time.

          3. Sale Agreement. As soon as possible after the Option Exercise Date, Purchaser and Seller shall in good faith enter into negotiations with respect to, and shall use their reasonable best efforts to enter into, an agreement setting out the terms and conditions of the Sale (the "SALE AGREEMENT"). The Purchaser and Seller hereby agree that the Sale Agreement shall include the following provisions: (i) the purchase, in a tax-free or taxable transaction of all of the outstanding shares of the Company, substantially all of the assets of the Company, a merger involving the Company or such other form of transaction, for a price of $30 million in cash; and (ii) representations, warranties and covenants by Seller and Purchaser, indemnities and tax sharing provisions and conditions to close, all of which shall be mutually satisfactory to Purchaser and Seller.

          4. Covenants of the Seller. Seller agrees (except to the extent that Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld) that during the Option Period and thereafter until the Sale Agreement is entered into, the Company will carry on its business and will not enter into any commitment which would prevent Purchaser from exercising the Option in accordance with its terms.

          5.   General Provisions

               5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by


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registered or certified mail (return receipt requested) or sent via facsimile
(with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice.

                    (a)   if to Purchaser, to:

                              infoUSA, Inc.
                              5711 South 86 Circle
                              Omaha, Nebraska  68127
                              Attention: Vinod Gupta
                              Telephone No.: (402) 593-4500
                              Facsimile No.: (402) 339-0265

                              with a copy to:

                              Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attention: Francis S. Currie, Esq.
                              Telephone No.: (415) 493-9300
                              Facsimile No.: (415) 493-6811

                    (b)   if to Seller, to

                              First Data Corporation
                              6200 South Quebec
                              Englewood, Colorado 80111
                              Attention: Chief Executive Officer
                              Telephone: (303) 488-8388
                              Facsimile: (303) 488-8876

                              with a copy to:

                              Sidley & Austin
                              One First National Plaza
                              Chicago, Illinois 60603
                              Attention: David Zampa
                              Telephone: (312) 853-4573
                              Facsimile: (312) 853-7036

               5.2 Interpretation. The words "include" "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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               5.3  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

               5.4 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Purchaser may assign its rights and delegate its obligations hereunder to its affiliates; provided, that notwithstanding any such assignment Purchaser agrees that it will be obligated by the terms and conditions of any Sale Agreement (either as a party to such agreement or as a guarantor of the obligations of its affiliate that executes such agreement).

               5.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

               5.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

               5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               5.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

               5.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


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          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


INFOUSA INC.

By:
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Name:
     ------------------------------------

Title:
      -----------------------------------



FIRST DATA CORPORATION

By:
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Name:
     ------------------------------------

Title:
      -----------------------------------



                   [SIGNATURE PAGE TO HOGAN OPTION AGREEMENT]

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